================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                 K-Swiss Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                           [LOGO OF K-SWISS(R) INC.]

                             31248 Oak Crest Drive
                      Westlake Village, California 91361

To the Stockholders of
K-Swiss Inc.:

   As you know, the Annual Meeting of Stockholders of K-Swiss Inc. will be held at the K-Swiss Corporate Office at the above address on Thursday, May 23, 2002 at 10:00 a.m.

   Among the matters you will consider at the Annual Meeting is a proposal by the Board of Directors to amend the Company's Amended and Restated Certificate of Incorporation to increase from 18,000,000 to 36,000,000 the number of shares of Class A Common Stock that the Company is authorized to issue.

   As described in the April 19, 2002 Proxy Statement we previously sent you, this proposal was made to allow the Company the flexibility to pursue a potential stock split at a future date and to provide the Company with adequate authorized share capital for possible future issuances.

   We are now pleased to announce that if the Stockholders approve the proposed amendment to the Company's Certificate of Incorporation at the upcoming Annual Meeting, the Board of Directors plans to declare a two-for-one stock split and to increase the Company's quarterly cash dividend to $0.01 per share on a post-split basis at its next regularly scheduled meeting to be held on May 23, directly after the Annual Meeting.

   All Stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, please mark, date, sign and return the proxy card that was enclosed with the Proxy Statement we previously sent you as promptly as possible. Stockholders attending the Annual Meeting may vote in person even if they have returned a proxy card.

                                          By Order of the Board of Directors

                                          /s/ Steven Nichols
                                          Steven Nichols
                                          Chairman of the Board and President

Westlake Village, California
April 25, 2002